UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 1, 2012, Document Security Systems, Inc., a New York corporation (“DSS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DSSIP, Inc., a Delaware corporation and wholly-owned subsidiary of DSS (“Merger Sub”), and Lexington Technology Group, Inc., a Delaware corporation (“Lexington”), and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders (“Lexington Representative”) solely for certain purposes (as described in the Merger Agreement), pursuant to which Merger Sub will merge with and into Lexington, with Lexington being the surviving corporation (the “Surviving Corporation”) and will continue its existence as a wholly-owned subsidiary of DSS through an exchange of capital stock of Lexington for capital stock of DSS (the “Merger”).

Lexington is a private intellectual property monetization company that acquired a patent portfolio of six patents and four pending patent applications relating to technology invented by Thomas Bascom (the “Bascom Portfolio”). Lexington is focused on the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets (or interests therein) and then monetizing such assets through a variety of value enhancing initiatives, including, but not limited to: licensing, customized technology solutions (such as applications for medical electronic health records), strategic partnerships and litigation. Through its wholly-owned subsidiary Bascom Research, LLC (“Bascom Research”), Lexington currently develops software applications based on the Bascom Portfolio that are focused on applying computational and data structures to complex data sets in the medical field. Lexington has a strategic relationship with LinkSpace, LLC, a contextual search company, and a consulting agreement with Mednest LLC, a professional technology incubation advisor, to develop medical-related software applications in the RFID and electronic health record space. Lexington intends to attempt to enter into sponsored research agreements and partnerships with other companies and universities in order to further develop applications for the technology relating to the Bascom Portfolio. On October 3, 2012, Bascom Research initiated patent infringement lawsuits in the United States District Court for the Eastern District of Virginia against five companies, including Facebook, Inc. and LinkedIn Corporation, for unlawfully using systems that incorporate features claimed in patents owned by Bascom Research.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger (the “Effective Time”) and subject to the Beneficial Ownership Condition (as defined below), each share of then-issued and outstanding common stock of Lexington, par value $0.0001 per share (“Lexington Common Stock”) and each share of then-issued and outstanding Series A Convertible Preferred Stock of Lexington, par value $0.0001 per share (“Lexington Preferred Stock”) (other than shares of Lexington Common Stock and Lexington Preferred Stock held in treasury or owned by DSS or any direct or indirect wholly owned subsidiary of DSS or Lexington that will be canceled and retired at the Effective Time) will be automatically converted into (i) the right to receive shares of DSS common stock, par value $0.02 per share (“DSS Common Stock”), (ii) Warrants (as described below), (iii) shares of DSS Common Stock to be held in escrow (as described below, the “Escrow Shares”) and, as applicable, shares of DSS’s Series A Convertible Preferred Stock (“DSS Preferred Stock”), determined by multiplying each of (x) 17,250,000 plus the number of Additional Shares (as defined below) and Exchanged Shares (as defined below), if any, (y) 4,859,894, and (z) 7,100,000 by a fraction, the numerator of which shall be one and the denominator of which shall be the sum of (A) the number of shares of Lexington Common Stock plus (B) the number of shares of Lexington Preferred Stock, in each case issued and outstanding immediately prior to the Effective Time (such fraction referred to as the “Common Stock Exchange Ratio“).

1

At the Effective Time of the Merger, DSS will issue to the holders of Lexington Common Stock and Lexington Preferred Stock (on a pro rata as-converted basis) an aggregate of 4,859,894 warrants to purchase an aggregate of 4,859,894 shares of DSS Common Stock with an exercise price of $4.80 per share and a term of five years commencing upon the closing of the Merger (the “Warrants”).

Upon the consummation of the Merger, only the holders of Lexington Preferred Stock who would, after giving effect to the Merger and receipt of the merger consideration, beneficially own more than 9.99% of DSS Common Stock (the “Beneficial Ownership Condition”) shall receive for each share of Lexington Preferred Stock they hold the same merger consideration as outlined above except that such holders shall receive a combination of DSS Common Stock and DSS Preferred Stock that is convertible into (or if the proposal to authorize DSS Preferred Stock is not approved by the stockholders, $.02 Warrants (as defined below) exercisable for) that number of shares of DSS Common Stock they would have received if they had been a holder of Lexington Common Stock immediately prior to the Effective Time in such amounts that would enable such holders, after giving effect to the Merger, to beneficially own no more than 9.99% of DSS Common Stock upon consummation of the Merger.

Those holders of Lexington Preferred Stock who do not exceed the Beneficial Ownership Condition and accordingly will not receive DSS Preferred Stock or $.02 Warrants (as defined below), will receive DSS Common Stock and the other types of merger consideration in exchange for their Lexington Preferred Stock based on the Common Stock Exchange Ratio. In the event DSS’s stockholders approve the issuance of the merger consideration, but do not approve the authorization of the DSS Preferred Stock, then the holders of Lexington Preferred Stock that satisfy the Beneficial Ownership Condition shall receive warrants to purchase DSS Common Stock with an exercise price of $0.02 per share (the “$.02 Warrants”). Each $.02 Warrant is exercisable at any time after the date of issuance for a period of ten years. If at any time between the three month anniversary of the issuance date and the expiration date, there is no effective registration statement registering the resale of the shares issuable under the Warrants, then the holder may elect to exercise the Warrants, or a portion thereof, by way of a cashless exercise. Except under certain circumstances, no holder may exercise its Warrants or $.02 Warrants if such exercise would result in such holder beneficially owning in excess of 9.99% of the number of shares of DSS common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Warrant. In addition, under certain circumstances, a holder of the Warrants will be entitled to participate in any distribution of DSS’s assets (or the right to acquire its assets) or any declared cash dividend, to the same extent such holder would have participated therein if such holder had held the shares of common stock acquirable upon complete exercise of the Warrants.

The DSS Preferred Stock will have the powers, preferences and privileges and other rights as will be set forth in a Certificate of Amendment to the Certificate of Incorporation of DSS to be filed by DSS subsequent to closing, which rights include, among other things, the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis, pro rata with the holders of DSS Common Stock. Upon the occurrence of any Liquidation Event (as such term is defined in the Certificate of Amendment), after the payment of all debts and liabilities of DSS, any remaining assets shall be distributed pro rata to the holders of DSS Common Stock and DSS Preferred Stock on an as-converted basis. The DSS Preferred Stock will be non-voting, except as required by law and in certain defined instances, including in connection with a fundamental transaction. Each share of DSS Preferred Stock shall be initially convertible into one share of DSS Common Stock.

2

No fractional shares of DSS Common Stock or DSS Preferred Stock will be issued in connection with the Merger. Instead, each Lexington stockholder who would be otherwise entitled to receive a fractional share will receive from DSS, in lieu thereof, the next highest whole number shares of DSS Common Stock or DSS Preferred Stock, as applicable.

Immediately following the completion of the Merger, the former stockholders of Lexington are expected to own approximately 55% of the outstanding common and preferred stock of the combined company (on a fully-diluted basis) and the current stockholders of DSS are expected to own approximately 45% of the outstanding common stock of the combined company (on a fully-diluted basis) (without taking into account any shares of DSS Common Stock held by Lexington’s stockholders prior to the completion of the Merger).

The Merger Agreement provides that Jeff Ronaldi, Will Rosellini, Peter Hardigan, Warren Hurwitz, Robert B. Fagenson and Ira A. Greenstein shall be the initial directors and Will Rosellini and Peter Hardigan shall be the initial officers of the Surviving Corporation following the Effective Time. Additionally, DSS and Lexington shall take all necessary action to increase the size of the board of directors of DSS to nine (9) directors, five of whom will be designated by Lexington and four of whom will be designated by DSS. The directors designated by Lexington shall be Jeff Ronaldi, Will Rosellini, Peter Hardigan, Warren Hurwitz and one other director to be designated by Lexington (reasonably acceptable to DSS) on or prior to filing of the first amendment to the Proxy Statement (as defined below), and the directors designated by DSS shall be Robert B. Fagenson, Ira A. Greenstein, Robert B. Bzdick and David Klein. Following the Effective Time the following persons will serve as executive officers of DSS: Will Rosellini as Chief Executive Officer, Peter Hardigan as Chief Investment Officer, Phillip Jones as Chief Financial Officer and Robert B. Bzdick as Executive Vice President. In connection with the Merger, DSS will seek to amend its Certificate of Incorporation to: (i) to approve the creation and issuance of DSS Preferred Stock; and (ii) to authorize a staggered board of directors; however, the amendments to the Certificate of Incorporation for the issuance of the DSS Preferred Stock or authorizing the staggered board of directors are not condition precedents to the closing of the Merger. If DSS’s stockholders do not approve the proposal to amend the Certificate of Incorporation of DSS to provide a staggered board, then the board of directors of DSS following the Merger shall initially consist of eight (8) directors, four of whom will be designated by Lexington and the other four will be designated by DSS, as described above, provided that, prior to closing DSS and Lexington will jointly designate a ninth person to be nominated for a position on the board of directors of DSS following the Effective Time.

The Merger Agreement contains customary representations and warranties of each of DSS and Lexington (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules exchanged by the parties), as applicable, relating to, among other things, (a) organization and qualification; (b) subsidiaries; (c) capital structure; (d) authorization, performance and enforceability of the Merger Agreement; (e) required filings, (f) board approval and required vote; (g) financial statements and information; (h) absence of undisclosed liabilities and minimum cash; (i) absence of changes or events; (j) agreements, contracts and commitments; (k) compliance with laws; (l) material permits; (m) litigation; (n) restrictions on business activities; (o) employees and employee benefit plans; (p) taxes; (q) tangible assets; (r) real property leases; (s) insurance; (t) intellectual property; (u) certain business practices; (v) interested party transactions; (w) books and records; (x) brokers; and (y) information related to the Proxy Statement (as defined below).

3

Subject to certain exceptions described below, prior to the completion of the Merger or the earlier termination of the Merger Agreement, each of DSS and Lexington has agreed that it will not, and it will not authorize or permit its subsidiaries and/or their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives to directly or indirectly: (a) solicit, initiate, induce or take any action to facilitate, encourage, solicit, initiate or induce any action relating to, or the submission any Lexington Acquisition Proposal (as defined below) or DSS Acquisition Proposal (as defined below), as the case may be; (b) enter into, participate or engage in discussions or negotiations in any way with any person concerning any Lexington Acquisition Proposal or DSS Acquisition Proposal, as the case may be; (c) furnish to any person (other than the other party) any information relating to the other party or its subsidiaries or afford to any person (other than the other party) access to the business, properties, assets, books, records or other information, or to any personnel of either party or its subsidiaries, with the intent to induce or solicit the making, submission or announcement of, or the intent to encourage or assist, an Lexington Acquisition Proposal or DSS Acquisition Proposal, as the case may be or the making of any proposal that would reasonably be expected to lead to an Lexington Acquisition Proposal or DSS Acquisition Proposal, as the case may be; (d) approve, enforce or recommend an Lexington Acquisition Proposal or DSS Acquisition Proposal, as the case may be; (e) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement or other similar instrument or contract relating to a Lexington Acquisition Proposal or a DSS Acquisition Proposal, as the case may be, or requiring either party to abandon or terminate the Merger Agreement; or (f) grant any approval pursuant to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law to any person or transaction (other than the Merger) or waiver or release any standstill or similar agreement with respect to the equity securities of either party. “Lexington Acquisition Proposal” means, in summary any offer, proposal, discussions, negotiations by any person in a transaction or series of related transactions relating to issuance, sale or other disposition of securities representing 20% or more of the voting power or economic interests of Lexington or its subsidiaries. “DSS Acquisition Proposal” means any offer, proposal, discussions, negotiations by any person in a transaction or series of related transactions relating to issuance, sale or other disposition of securities representing 20% or more of the voting power or economic interests of DSS or its subsidiaries. Notwithstanding the foregoing, in the event that either Lexington or DSS receives an Lexington Acquisition Proposal or a DSS Acquisition Proposal, the board of directors of each company may under certain circumstances change its recommendation for approval of the Merger if, after reviewing with outside counsel, either board determines that such Lexington Acquisition Proposal or DSS Acquisition Proposal, as the case may be, is a superior proposal or an event, development or change in circumstances that occurs or arises following the date of the Merger Agreement, and/or the failure to effect a board recommendation change would be inconsistent with such company’s board of directors’ fiduciary duties to its stockholders.

4

The Merger Agreement contains certain other agreements of the parties including, among other things, that (a) DSS will prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) containing a proxy statement (the “Proxy Statement”) for the vote of the DSS stockholders to approve the Merger; (b) DSS will take all action necessary to hold a special meeting of its stockholders to vote on the Merger; (c) each party will allow reasonable access to their books and records until the closing of the Merger; (d) each party will maintain in confidence any non-public information received from the other party; (e) DSS will use reasonable best efforts to ensure that individuals who are employed on a full time basis by Lexington or its subsidiaries immediately prior to the Effective Time will remain employees of the Surviving Corporation or its subsidiaries upon the Effective Time (without limiting the ability of the Surviving Corporation, DSS or any of its subsidiaries to terminate the employment of such Lexington’s employees); (f) DSS will use its reasonable best efforts to cause the shares of DSS Common Stock to be issued pursuant to the Merger to be approved for listing on the NYSE MKT; (g) each party will continue to indemnify its own present and former directors (or members of any committee of a board of directors), officers, employees and agents; (h) following the closing of the Merger, DSS shall purchase and maintain a directors’ and officers’ liability insurance policy, and, if such policy does not cover certain DSS’s directors, officers and employees for events occurring at or prior to the Effective Time, DSS shall purchase and obtain a six (6) year extended reporting period or tail policy covering each for events occurring at or prior to the Effective Time, at DSS’s expense; (i) the parties will take all necessary actions to increase the size of the board of directors of DSS and appoint certain individuals to serve on the board of directors of DSS and as officers of DSS; (j) if Lexington has at least $7,500,000 in cash (including amounts paid for certain professional fees, not to exceed $1,000,000 in the aggregate) and it and its subsidiaries shall have no indebtedness for borrowed money, DSS shall issue an additional 2,500,000 DSS Common Stock to Lexington’s stockholders. In addition, if Lexington has at least $7,500,000 in cash (including amounts paid for certain professional fees, not to exceed $1,000,000 in the aggregate) and it and its subsidiaries shall have no indebtedness for borrowed money, DSS shall issue a number of additional shares of DSS Common Stock to Lexington’s stockholders calculated by dividing any cash held by Lexington in excess of $7,500,000 (up to $1,500,000) by $3.00 (any such shares referred to as the “Additional Shares”); (k) DSS has issued and sold between 833,333 and 1,000,000 shares of DSS Common Stock for a net aggregate purchase price of between $2,500,000 and $3,000,000 (the “Private Placement”). If Lexington was the investor in the Private Placement, the shares of DSS Common Stock issued in the Private Placement to Lexington will be exchanged upon the closing of the Merger with shares of common stock of DSS (the “Exchanged Shares”); (l) immediately following the closing of the Merger, DSS shall use its best efforts to file a registration statement on Form S-3 for the exercise of the warrants (and the shares of common stock issuable thereunder) issued in connection of the Merger; and (m) the parties shall use commercially reasonable efforts to enable Lexington to receive a written tax opinion, dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for United States federal income tax purposes the Merger more likely than not will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, however, such opinion shall not be a condition to closing.

The obligations of each of DSS and Lexington to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, among other things, (a) the stockholders of DSS have approved the issuance of DSS Common Stock and the stockholders of Lexington have approved the Merger and the Merger Agreement; (b) the Registration Statement has become effective; (c) the shares of DSS Common Stock shall have been approved for listing on the NYSE MKT; (d) the Escrow Agreement shall have been executed and delivered; (e) the representations and warranties of the other party contained in the Merger Agreement are true and correct in all material respects; (f) the other party shall have performed or complied in all material respects with all agreements and covenants under the Merger Agreement; (g) Lexington and its subsidiaries shall have at least $7,500,000 in cash (less professional fees, not to exceed $1,000,000 in the aggregate), shall have no liabilities or obligations required to be accrued under GAAP, shall have no indebtedness for borrowed money and shall be solvent, able to pay each of its indebtedness as it matures and have capital sufficient to carry on each of its businesses; (h) the receipt of all necessary consents or approvals; (i) the absence of a Material Adverse Effect (as defined in the Merger Agreement); (j) Lexington shall have received written resignations from certain directors and officers of DSS and its subsidiaries; (k) the voting and support agreements shall have been executed and delivered; (l) the employment agreements of each of Will Rosellini and Peter Hardigan shall have been assumed by DSS; and (m) the employment arrangement of certain employees of DSS shall have been terminated or amended.

5

The closing of the Merger will take place no later than the second business day after the satisfaction or waiver of the conditions to the completion of the Merger contained in the Merger Agreement, other than the conditions which by their terms can be satisfied only as of the closing of the Merger. The completion of the Merger will occur at the time that the parties file a certificate of merger with the Secretary of State of the State of Delaware on the closing date or on such later date as DSS, Merger Sub and Lexington mutually agree (and set forth in the certificate of merger). Since the completion of the Merger is subject to the satisfaction of other conditions, DSS and Lexington cannot predict the exact time at which the Merger will become effective.

The Merger Agreement may be terminated at any time prior to the closing of the Merger, as follows: (a) by mutual written consent of DSS, Merger Sub and Lexington; (b) by either DSS or Lexington if the closing has not occurred on or before March 15, 2013; (c) by either DSS or Lexington if any law enacted by a governmental authority prohibits the consummation of the Merger, or any governmental authority has issued an order or taken any other action which restrains, enjoins or otherwise prohibits the Merger; (d) by either DSS or Lexington if the other party’s stockholders do not approve the Merger, unless the failure to obtain approval is attributable to a failure on the part of such party seeking to terminate the Agreement; (e) by DSS if (i) the Lexington’s board of directors changes its recommendation for approval of the Merger, (ii) the board of directors of Lexington or any authorized committee has failed to present or recommend the approval of the Merger Agreement and the Merger to the stockholders, (iii) Lexington shall have entered or caused itself or its subsidiaries to enter, into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement or other similar agreement related to any Lexington Acquisition Proposal or (iv) Lexington shall have breached any term of the non-solicitation provision of the Merger Agreement; (f) by Lexington if (i) the DSS board of directors changes their recommendation for approval of the Merger, (ii) the board of directors of DSS or any authorized committee has failed to present or recommend the approval of the Merger Agreement and the Merger to the stockholders, (iii) DSS shall have entered or caused itself or its subsidiaries to enter, into any letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement or other similar agreement related to any DSS Acquisition Proposal or (iv) DSS shall have breached any term of the non-solicitation provision of the Merger Agreement; (g) by either party if the other party, or in the case of Lexington, DSS or Merger Sub, is in material breach of its obligations or representations or warranties under the Agreement; (h) by either DSS or Lexington if prior to obtaining stockholder approval such party determines to enter into a definitive agreement relating to a superior proposal; or (i) by Lexington, at any time, upon payment to DSS of a fee equal to $5,000,000.

Under certain circumstances, if the Merger is terminated by either DSS or Lexington, then DSS shall pay to Lexington, a termination fee in cash equal to the sum of (i) $3,000,000 plus (ii) 5% of the consideration paid to all security holders of DSS in connection with a superior proposal in the same form as such consideration is paid to such security holders.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description thereof have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about DSS, Lexington or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of DSS, Lexington or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by DSS or Lexington. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about DSS or Lexington and their respective subsidiaries that DSS includes in reports, statements and other filings it makes with the SEC.

6

Escrow Agreement

As a condition to the closing of the Merger Agreement, DSS, Lexington Representative and American Stock Transfer & Trust Company, LLC, as escrow agent, will enter into an escrow agreement (the “Escrow Agreement”). Pursuant to the Escrow Agreement, at the Effective Time, DSS shall deposit the Escrow Shares into an escrow account to be released to the holders of Lexington Common Stock (pro rata on a fully-diluted basis as of the Effective Time) if and when the closing price per share of DSS Common Stock exceeds $5.00 per share (as adjusted for stock splits, stock dividends and similar events) for 40 trading days within a continuous 90 trading day period following the closing of the Merger. If within one year following the closing of the Merger, such threshold is not achieved, the shares of DSS Common Stock held in escrow shall be cancelled and returned to the treasury of DSS.

Voting and Support Agreements

On October 1, 2012, concurrently with the execution of the Merger Agreement, certain stockholders of DSS, representing 10.86% of DSS’s shares of common stock issued and outstanding (collectively, the “Key DSS Stockholders”) entered into voting and support agreements (collectively, the “DSS Voting Agreement”), pursuant to which the Key DSS Stockholders have agreed, among other things, to vote all shares of common stock of DSS owned by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the approval of the transactions contemplated by the Merger Agreement and any actions required in furtherance thereof, including approval of the amendments to the certificate of incorporation of DSS, the creation of a staggered board and the approval of the issuance of the merger consideration. The DSS Voting Agreement will terminate upon the earliest to occur of: (i) the mutual written consent of Lexington and the Key DSS Stockholder; (ii) the Effective Time; (iii) the date of termination of the Merger Agreement in accordance with its terms; and (iv) the date on which an amendment to the Merger Agreement to increase the merger consideration is effected without the consent of such Key DSS Stockholder.

On October 1, 2012, concurrently with the execution of the Merger Agreement, certain stockholders of Lexington, representing 11.99% of Lexington’s capital stock issued and outstanding (collectively, the “Key Lexington Stockholders”) entered into voting agreements (collectively, the “Lexington Voting Agreement”), pursuant to which the Key Lexington Stockholders have agreed, among other things, to vote all shares of capital stock of Lexington owned by them in favor of the approval of the Merger Agreement, the approval of the Merger and the approval of the transactions contemplated by the Merger Agreement and any actions required in furtherance thereof. In addition, the Key Lexington Stockholders have agreed not to seek appraisal or dissenters’ rights under Delaware General Corporation Law. The Lexington Voting Agreement will terminate upon the earliest to occur of: (i) the mutual written consent of DSS, Merger Sub and the Key Lexington Stockholder; (ii) the Effective Time; (iii) the date of termination of the Merger Agreement in accordance with its terms; and (iv) the date on which an amendment to the Merger Agreement to decrease the merger consideration is effected without the consent of such Key Lexington Stockholder.

7

The foregoing summary of the DSS Voting Agreement and the Lexington Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the forms of voting and support agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Private Placement

Simultaneously with the execution of the Merger Agreement, on October 1, 2012, DSS entered into subscription agreements with certain accredited investors, pursuant to which DSS agreed to issue and sell to such investors in a private placement an aggregate of 833,651 shares of its common stock, at a purchase price of $3.30 per share, for an aggregate purchase price of $2,751,048 (the “Private Placement”). The Private Placement was completed on October 1, 2012. Lexington Technology Group, Inc. participated in the private placement and purchased an aggregate of 218,675 shares of DSS common stock, at a purchase price of $3.30 per share, for an aggregate purchase price of $721,628. Dawson James Securities, Inc. acted as the sole placement agent in connection with the Private Placement.

Under the subscription agreements, at any time following the closing of the Merger or the termination of the Merger, the holders of least a majority of the shares of common stock issued and sold in the Private Placement may demand that DSS register such shares under the Securities Act of 1933 (the “Securities Act”). Within 30 days of receipt of such demand, DSS has agreed to file a registration statement under the Securities Act covering all such shares and to use its reasonable efforts to cause the registration statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable thereafter.

The shares of DSS common stock being sold in the Private Placement have not been registered under the Securities Act or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

The foregoing description of the forms of subscription agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of subscription agreement, a copy of which is attached hereto as Exhibits 10.3 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to private placement is hereby incorporated by reference. The issuance of the shares of common stock of DSS in connection with the consummation of the private placement was exempt from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Item. 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick White

DSS and Patrick White, DSS’s current Chief Executive Officer, entered into a First Amendment to Employment Agreement, effective as of October 1, 2012 (the “White Amendment”), which amended certain terms and provisions of the Employment Agreement, effective as of June 10, 2004 (as amended, the “White Employment Agreement”), between DSS and Mr. White. The White Amendment provides that, among other things, Mr. White’s employment term will continue, unless otherwise terminated as provided in the Employment Agreement, until the later of (i) December 31, 2012, or (ii) the closing date, termination or expiration of the Merger. Additionally, the White Amendment amended the White Employment Agreement in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

8

The foregoing summary of the White Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the White Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 1, 2012, DSS and Mr. White entered into a Consulting Agreement (the “White Consulting Agreement”) and a Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement (the “White Confidentiality and Non-Compete Agreement”), both of which will be effective on the date of the consummation of the Merger. Under the White Consulting Agreement, the White Employment Agreement will be automatically terminated if the transactions contemplated under the Merger Agreement are not consummated and the Merger Agreement is terminated in accordance with its terms. Additionally, pursuant to the White Consulting Agreement, Mr. White agreed to provide consulting services to DSS for a period of two years following the consummation of the Merger (subject to early termination as provided in the White Consulting Agreement). DSS agreed to pay Mr. White a consulting fee equal to $170,000 per annum for the period from the consummation of the Merger through the first anniversary of the consummation of the Merger and a consulting fee equal to $140,000 per annum from the first anniversary of the consummation of the Merger through the second anniversary of the consummation of the Merger. Upon the consummation of the Merger, DSS will pay to Mr. White a bonus equal to $40,000 and on September 21, 2012, DSS granted options to Mr. White to acquire 50,000 shares of DSS Common Stock at an exercise price of $4.26 per share, which options will vest in full on the first anniversary of the consummation of the Merger. DSS will reimburse Mr. White for all ordinary and necessary reasonable business expenses he incurs in connection with providing services to DSS under the White Consulting Agreement. The two-year consulting period will cease if (i) DSS terminates the White Consulting Agreement for Cause (as defined in the White Consulting Agreement); or (ii) Mr. White gives written notice to DSS, and, in each case, no future compensation will be payable after the consulting period terminates.

Under the White Confidentiality and Non-Compete Agreement, Mr. White has agreed, among other things, not to (i) disclose certain Confidential Information (as defined in the White Confidentiality and Non-Compete Agreement) related to DSS; (ii) while engaged with DSS, and for a period of one year from and after the date of termination of engagement with DSS, engage in certain competitive activities relating to the development of software and/or cloud computing solutions in the areas of brand protection, secure printing solutions and redaction software solutions, or relating to anti-counterfeiting or authentication technologies, in any geographical area in which DSS or any of its subsidiaries marketed such products, technologies or services; or (iii)(a) solicit any Customer (as defined in the White Confidentiality and Non-Compete Agreement) of DSS that has purchased or licensed DSS’s intellectual property, products or services, (b) solicit any employee of DSS to become an employee of any other business or business entity, (c) or at any time without DSS’s prior written consent, discuss, publish or otherwise divulge any confidential information.

The foregoing summaries of the White Consulting Agreement and the White Confidentiality and Non-Compete Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the White Consulting Agreement and the White Confidentiality and Non-Compete Agreement, which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

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Philip Jones

On October 1, 2012, DSS and Philip Jones, Chief Financial Officer of DSS, entered into a letter agreement (the “Jones Letter Agreement”) and a Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement (the “Jones Confidentiality and Non-Compete Agreement”), both of which will be effective on the date of the consummation of the Merger. Under the Jones Letter Agreement, upon termination of Mr. Jones’s employment for any reason by DSS, DSS will pay Mr. Jones (or, in the case of his death, his estate) (i) any unpaid base salary earned through the date of termination payable when otherwise due in accordance with DSS’s regular payroll practices and any accrued but unused vacation in accordance with DSS’s policy; (ii) any unreimbursed expenses incurred through the date of termination; and (iii) all other payments, benefits or fringe benefits to which Mr. Jones may be entitled. In the event Mr. Jones’ employment with DSS is terminated by DSS without Cause (as defined in the Jones Letter Agreement), or by Mr. Jones for Good Reason (as defined in the Jones Letter Agreement), and provided Mr. Jones executes a customary general release, DSS will pay to Mr. Jones, (1) his current base salary following the date of his termination, payable in equal biweekly installments in accordance with DSS’s regular payroll practices, for an additional 12 months; and (2) certain medical benefits premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), for the first twelve months of such COBRA coverage.

Under the Jones Confidentiality and Non-Compete Agreement, Mr. Jones has agreed, among other things, not to (i) disclose certain Confidential Information (as defined in the Jones Confidentiality and Non-Compete Agreement) related to DSS; (ii) while engaged with DSS, and for a period of one year from and after the date of termination of engagement with DSS, engage in certain competitive activities relating to the development of software and/or cloud computing solutions in the areas of brand protection, secure printing solutions and redaction software solutions, or relating to anti-counterfeiting or authentication technologies, in any geographical area in which DSS or any of its subsidiaries marketed such products, technologies or services; or (iii)(a) solicit any Customer (as defined in the Jones Confidentiality and Non-Compete Agreement) of DSS that has purchased or licensed DSS’s intellectual property, products or services, (b) solicit any employee of DSS to become an employee of any other business or business entity, or (c) at any time without DSS’s prior written consent, discuss, publish or otherwise divulge any confidential information.

The foregoing summaries of the Jones Letter Agreement and the Jones Confidentiality and Non-Compete Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Jones Letter Agreement and the Jones Confidentiality and Non-Compete Agreement, which are filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

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Robert B. Bzdick

On October 1, 2012, DSS and Robert B. Bzdick, Chief Operating Officer of DSS, entered into Amendment No. 1 to Employment Agreement (the “Bzdick Amendment”) which amended certain terms and provisions of his Employment Agreement, effective as of February 12, 2010, (as amended, the “Bzdick Employment Agreement”). The Bzdick Amendment will be effective on the date of the consummation of the Merger. Pursuant to the Bzdick Amendment, among other things, (i) the term of the Bzdick Employment Agreement is reduced from February 12, 2015 to December 31, 2014, which agreement shall be renewed automatically for a succeeding period of five years on the same terms and conditions as set forth therein, unless either party, at least 90 days prior to the expiration of the term of the Bzdick Employment Agreement, provides written notice to the other party of its intention not to renew the Bzdick Employment Agreement; (ii) if DSS elects not to renew the initial term of the Bzdick Employment Agreement, DSS will pay Mr. Bzdick $300,000, which shall be payable as follows: $100,000 on the first anniversary of such non-renewal, and $50,000 on each of the second through fifth anniversaries after such non-renewal; and (iii) Mr. Bzdick’s salary is decreased from $240,000 to $200,000. Upon the consummation of the Merger, DSS will pay to Mr. Bzdick a bonus equal to $50,000 and on September 21, 2012, DSS granted options to Mr. Bzdick to acquire 150,000 shares of DSS common stock at an exercise price of $4.26 per share, which options will vest in full upon the consummation of the Merger.

The foregoing summary of the Bzdick Amendment and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bzdick Amendment, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Information.

On October 4, 2012, DSS and Lexington made available the following supplemental information regarding Lexington’s patent infringement lawsuits in the United States District Court, Eastern District of Virginia, against five companies, including Facebook, Inc. and LinkedIn Corporation, for unlawfully using systems that incorporate features claimed in patents owned by Bascom Research:

•	Copies of the complaints filed by Bascom Research against the defendants Facebook, Inc., LinkedIn Corporation, Novell, Inc., Jive Software, Inc. and BroadVision, Inc. attached hereto as Exhibit 99.4.

In addition, on October 4, 2012, DSS and Lexington made available the following information regarding Lexington:

•	Lexington’s Consolidated Financial Statements as of June 30, 2012 and for the period from May 10, 2012 (inception) through June 30, 2012, a copy of which is attached hereto as Exhibit 99.5.

The information furnished by DSS and Lexington pursuant to this Item, including Exhibits 99.4 and 99.5, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act.

Item 8.01.	Other Events.

On October 2, 2012, DSS issued a joint press release with Lexington announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

On October 3, 2012, DSS issued a joint press release with Lexington regarding Lexington’s filing of its patent infringement lawsuits in the United States District Court, Eastern District of Virginia. A copy of the joint press release is attached hereto as Exhibit 99.2.

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On October 4, 2012 at 4:00 p.m., DSS and Lexington will hold a joint conference call with investors, analysts and other interested parties to provide supplemental information regarding the proposed transaction. The slides to be used in connection with the conference call are attached hereto as Exhibit 99.3.

Each of the joint press releases and slides is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report regarding the proposed transaction between DSS, Merger Sub and Lexington; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS’s and Lexington’s stockholders; the potential of the combined companies’ technology platform; our respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS’s or the combined company’s securities on the NYSE MKT; market acceptance of DSS products and services; our collective ability to maintain or protect our intellectual property rights through litigation or otherwise; Lexington’s limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our ability to license and monetize the patents owned by Lexington, including the outcome of the litigation against social networking companies and others; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company’s management and board of directors; and any other statements about DSS’s or Lexington’s management teams’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS’s and Lexington’s stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS’s or the combined company’s inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS’s products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our inability to license and monetize the patents owned by Lexington, including the outcome of the litigation against social networking companies and others; and other risks and uncertainties more fully described in DSS’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, each as filed with the SEC, as well as the other filings that DSS makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available.

In addition, the statements in this report reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this report.

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Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS, or Lexington or the solicitation of any vote or approval. In connection with the proposed transaction, DSS will file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus will contain important information about DSS, Merger Sub, Lexington, the transaction and related matters. DSS will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Lexington when it becomes available. Investors and security holders of DSS and Lexington are urged to read carefully the proxy statement/prospectus relating to the Merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) and other documents filed with the SEC by DSS through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of DSS and Lexington will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) by contacting Document Security Systems, Inc, Attn.: Philip Jones, Chief Financial Officer, at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614, or by e-mail at ir@dsssecure.com. Investors and security holders of Lexington will also be able to obtain free copies of the proxy statement/prospectus for the Merger (when it is available) by contacting Lexington Technology Group, Inc., Attn.: Jennifer Buckley, 375 Park Avenue 26th Floor, New York, NY 10152, or by e-mail at jen@lex-tg.com.

DSS and Lexington, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between DSS, Merger Sub and Lexington. Information regarding DSS’s directors and executive officers is contained in DSS’s Definitive Proxy Statement on Schedule 14A prepared in connection with its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2012. Information regarding Lexington’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction will be available in the proxy statement/prospectus that will be filed by DSS with the SEC in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Document Security Systems, Inc., DSSIP, Inc. and Lexington Technology Group, Inc., dated as of October 1, 2012

10.1	Form of Voting and Support Agreement, dated as of October 1, 2012, by and among Lexington Technology Group, Inc. and certain stockholders of Document Security Systems, Inc.

10.2	Form of Voting and Support Agreement, dated as of October 1, 2012, by and among Document Security Systems, Inc., DSSIP, Inc. and certain stockholders of Lexington Technology Group, Inc.

10.3	Form of Subscription Agreement, dated October 1, 2012

10.4	First Amendment to Employment Agreement, effective as of October 1, 2012, between Document Security Systems, Inc. and Patrick White (Filed herein as Exhibit F-1 to the Merger Agreement)

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10.5	Consulting Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Patrick White (Filed herein as Exhibit F-1 to the Merger Agreement)

10.6	Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Patrick White

10.7	Letter Agreement, dated October 1, 2012, between Document Security Systems, Inc. and Philip Jones (Filed herein as Exhibit F-5 to the Merger Agreement)

10.8	Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Philip Jones

10.9	Amendment No. 1 to Employment Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Robert B. Bzdick (Filed herein as Exhibit F-2 to the Merger Agreement)

99.1	Joint Press Release, dated October 2, 2012, announcing the entry into the Merger Agreement

99.2	Joint Press Release, dated October 3, 2012, announcing Lexington’s filing of patent infringement lawsuits in the United States District Court, Eastern District of Virginia

99.3	Investor Presentation Slides, dated October 4, 2012

99.4	Bascom Research Complaints

99.5	Lexington’s Consolidated Financial Statements as of June 30, 2012 and for the period from May 10, 2012 (inception) through June 30, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: October 4, 2012	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Document Security Systems, Inc., DSSIP, Inc. and Lexington Technology Group, Inc., dated as of October 1, 2012

10.1	Form of Voting and Support Agreement, dated as of October 1, 2012, by and among Lexington Technology Group, Inc. and certain stockholders of Document Security Systems, Inc.

10.2	Form of Voting and Support Agreement, dated as of October 1, 2012, by and among Document Security Systems, Inc., DSSIP, Inc. and certain stockholders of Lexington Technology Group, Inc.

10.3	Form of Subscription Agreement, dated October 1, 2012

10.4	First Amendment to Employment Agreement, effective as of October 1, 2012, between Document Security Systems, Inc. and Patrick White (Filed herein as Exhibit F-1 to the Merger Agreement)

10.5	Consulting Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Patrick White (Filed herein as Exhibit F-1 to the Merger Agreement)

10.6	Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Patrick White

10.7	Letter Agreement, dated October 1, 2012, between Document Security Systems, Inc. and Philip Jones (Filed herein as Exhibit F-5 to the Merger Agreement)

10.8	Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Philip Jones

10.9	Amendment No. 1 to Employment Agreement, dated as of October 1, 2012, between Document Security Systems, Inc. and Robert B. Bzdick (Filed herein as Exhibit F-2 to the Merger Agreement)

99.1	Joint Press Release, dated October 2, 2012, announcing the entry into the Merger Agreement

99.2	Joint Press Release, dated October 3, 2012, announcing Lexington’s filing of patent infringement lawsuits in the United States District Court, Eastern District of Virginia

99.3	Investor Presentation Slides, dated October 4, 2012

99.4	Bascom Research Complaints

99.5	Lexington’s Consolidated Financial Statements as of June 30, 2012 and for the period from May 10, 2012 (inception) through June 30, 2012

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